UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 9, 2011
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 209
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2011, Fortress International Group, Inc. (the “Company”) entered into a letter agreement with Harvey L. Weiss, Vice Chairman of the Board of Directors of the Company, pursuant to which, among other things, that certain Employment Agreement, dated January 19, 2007, and amended on August 26, 2008 (collectively, the “Employment Agreement”), will be terminated effective as of January 19, 2012.  The letter agreement provides that Mr. Weiss will continue to be compensated at his current salary level through the date of termination, and upon termination of the Employment Agreement Mr. Weiss will (i) continue to be employed by the Company on an “at will” basis, (ii) continue to serve as the Vice Chairman of the Board of Directors of the Company, (iii) be paid an annual base salary at the rate of $45,000, (iv) be eligible to receive annual equity grants from the Company in the form and amount granted to each of the non-employee directors of the Company (subject to the approval of the Board of Directors), and (v) continue to participate in the Company’s benefit plans.  A copy of the letter agreement is filed as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Letter Agreement, dated as of November 9, 2011, between the Company and Harvey L. Weiss.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: November 15, 2011